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                                                                    EXHIBIT 10.7

                             TAX SHARING AGREEMENT


         This TAX SHARING AGREEMENT (the "Agreement") is dated as of June 24, 1996 among CENTRAL FINANCIAL ACCEPTANCE CORPORATION, a Delaware corporation ("Central"), BANNER'S CENTRAL ELECTRIC, INC., a California corporation ("Banner"), and BANNER HOLDINGS, INC., a Delaware corporation ("Holdings").

         WHEREAS, concurrently herewith, Central, Banner and Holdings have entered into a Reorganization Agreement dated as of the date hereof pursuant to which Central will acquire the consumer finance businesses of Holdings and Banner (the "Reorganization");

         WHEREAS, Central has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the issuance and sale by Central of up to 2,127,000 shares of its common stock, par value of $.01 per share (the "Offering");

         WHEREAS, concurrently herewith, Central, Banner and Holdings have entered into various additional agreements for the purpose of defining the ongoing relationship among the parties following the Reorganization;

         WHEREAS, the consumer finance businesses of Central will be included in the consolidated federal, state and other income tax returns of Holdings until the consummation of the Offering;

         WHEREAS, effective upon the consummation of the Offering, Central and its subsidiaries (collectively with Central and any predecessor of any subsidiary, the "Subsidiaries," and individually, a "Subsidiary") will not be included in Holdings' consolidated federal, state and other income tax returns.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties agree as follows:

         1. Remittance to Holdings. For all periods during which the Subsidiaries were included in the consolidated federal, state and other income tax returns of Holdings, Central shall remit to

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Holdings in a timely manner all taxes that would have been due the respective governmental entities from each of the Subsidiaries if such Subsidiary had filed separate income tax returns for the applicable period. For purposes of this Agreement, the tax which would have been payable by a Subsidiary if it had filed separate returns shall be computed as if such Subsidiary had filed separate returns for all years during which such Subsidiary is includible in the consolidated income tax returns of Holdings.

         2. Refunds. Holdings shall remit to each Subsidiary in a timely manner all refunds, together with interest thereon, that would be due the Subsidiary if the Subsidiary had filed separate income tax returns.

         3. Indemnification; Audits. The Subsidiaries shall indemnify Holdings for all income tax liabilities for periods during which the Subsidiaries were included in Holdings' consolidated income tax returns. In the event of any changes to such consolidated income tax returns upon audit by the Internal Revenue Service, a recalculation of the tax liability of each Subsidiary shall be made and appropriate payments (including any interest and penalties) shall be made by the Subsidiary based on the result of such audit.

         4. Filing of Consolidated Returns; Taxes Due. Holdings shall be responsible for filing the consolidated federal, state and other income tax returns, for making all elections with respect thereto and for the payment of all taxes due in respect thereof for all periods during which the Subsidiaries were members of the affiliated group of which Holdings is the common parent. The parties agree to cooperate with each other in the preparation of all required tax returns and in connection with the audit of such tax returns including making available to each other all applicable records and other documents pertinent thereto. Holdings shall not consent to any adjustments which would increase the tax liability of a Subsidiary without the consent of such Subsidiary, provided that Holdings may consent to such adjustments if it has the right to and does file a refund claim which preserves the right of such Subsidiary to contest the adjustment.

         5. Use of Accountants. For the purposes of this Agreement, all computations or recomputations of income tax





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liability, and all determinations of payments or repayments, or determinations of any other nature required to be made by this Agreement, shall be based on the conclusions of the independent public accountants for Holdings and Central.

         6. Dispute Resolution. In an effort to resolve informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, the parties shall first notify the other parties of any difference or dispute hereunder that requires resolution. The disputing parties shall each designate an employee to investigate, discuss and seek to settle the matter between them. If such parties are unable to settle the matter within 30 days after such notification, the matter shall be submitted to an independent director of each for consideration. If settlement cannot be reached through their efforts within an additional 30 days, or such longer time period as they shall agree upon, the parties shall consider arbitration or other alternative means to resolve the dispute. If they are unable to agree on an alternative dispute resolution mechanism, any party may initiate legal proceedings to resolve such matter.

         7. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other parties.

         8. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the appropriate party at 5480 East Ferguson Drive, Commerce, California, 90022, attention: Secretary, or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

         9. Governing Law. This Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflicts of law.





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         10.     Entire Agreement.  This Agreement sets forth the entire
agreement among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the party against which enforcement of such waiver is sought. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

         11. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         13. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                                       CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                                       By  /s/ GARY M. CYPRES
                                         --------------------------------
                                           Gary M. Cypres
                                           Chief Executive Officer and President

                                       BANNER'S CENTRAL ELECTRIC, INC.


                                       By /s/ GARY M. CYPRES
                                         ---------------------------------



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                                           Gary M. Cypres
                                           Chief Executive Officer and President

                                        BANNER HOLDINGS, INC.


                                        By /s/ GARY M. CYPRES
                                          --------------------------------------
                                           Gary M. Cypres
                                           Chief Executive Officer and President





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